SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of [_________], 2008 (this “Agreement”) by and among ASM Acquisition Company Limited, a Cayman Islands exempted company (the “Company”), the undersigned parties listed as Initial Holders on the signature page hereto (collectively, the “Initial Holders”), and Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent ( the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated [_________], 2008 (“Underwriting Agreement”), with UBS Securities LLC (“UBS”), as representative of the underwriters named therein (collectively, the “Underwriters”), in connection with a public offering (the “Public Offering”) by the Company of Units (as hereafter defined), pursuant to which, among other matters, the Underwriters have agreed to purchase 15,000,000 units (“Units”) of the Company (not including the Underwriters’ over-allotment option), each consisting of one ordinary share of the Company, par value $.001 per share (an “Ordinary Share”), and one warrant (a “Warrant”). Each Warrant evidences the right of the holder thereof to purchase one Ordinary Share for $7.50, subject to adjustment, as described in the Warrant Agreement dated as of [_________], 2008 by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent; and

WHEREAS, the Company will complete a private placement of 4,550,000 warrants (the “Insider Warrants,” which term shall include both the warrants and the Ordinary Shares issuable upon exercise of such warrants) at a price of $1.00 per Insider Warrant (the “Private Placement”) immediately prior to the completion of the Public Offering; and

WHEREAS, the Initial Holders have agreed, as a condition of the Underwriters’ obligation to purchase the Units pursuant to the Underwriting Agreement and to offer them to the public, to deposit all of the Insider Warrants and the units of the Company (the “Founders’ Units,” which term shall include both the units and the underlying Ordinary Shares and warrants of the Company and the Ordinary Shares issuable upon exercise of such warrants) owned by them prior to the consummation of the Public Offering, which amounts are set forth opposite their respective names in Schedule A attached hereto (such Insider Warrants and Founders’ Units being collectively referred to herein as the “Escrow Securities”; provided, however, that if UBS does not exercise the over-allotment option in full, the Escrow Securities shall consist of such lesser amount as remains after the cancellation of Founders’ Units held in escrow pursuant to Section 3.1), in escrow as hereinafter provided; and

WHEREAS, the Company and the Initial Holders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, IT IS AGREED:

1. Appointment of Escrow Agent. The Company and the Initial Holders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities. Prior to the date of the consummation of the Public Offering, each of the Initial Holders shall cause to be delivered to the Escrow Agent certificates representing its respective Escrow Securities to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Holder acknowledges and agrees that the certificates representing its Escrow Securities will be legended to reflect the deposit of such Escrow Securities under this Agreement.

3. Disbursement of the Escrow Securities.

3.1. The Escrow Securities. The Escrow Agent shall hold the Insider Warrants, as set forth in Schedule A, until it receives a certificate signed by the Chief Executive Officer or a Co-Chief Investment Officer of the Company stating that the Company consummated its initial Business Combination (as hereinafter defined) (the “Warrant Escrow Period”). The Escrow Agent shall hold the Founders’ Units, as set forth in Schedule A, until it receives a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating one year has passed since the date on which the Company consummated its initial Business Combination (as hereinafter defined) (the “Unit Escrow Period,” and together with the Warrant Escrow Period, the “Escrow Period”). Following the termination date of the applicable Escrow Period, the Escrow Agent shall, upon written instructions from each Initial Holder, disburse the Initial Holder’s Escrow Securities to such Initial Holder; provided however, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders of such entity having the right to exchange their ordinary shares for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Securities to the Initial Holders immediately prior to the consummation of such transaction so that they can similarly participate; provided, further, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the applicable Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities; provided further, that if the Escrow Agent is notified by the Company that UBS did not exercise its over-allotment option pursuant to the Underwriting Agreement or exercised it in part, an amount of the Founders’ Units such that the remaining Ordinary Shares underlying the Founders’ Units shall not exceed 20.0% of the outstanding Ordinary Shares after the Public Offering (but in no event more than 562,500 Founders’ Units) shall be forfeited by the Initial Holders and cancelled by the Company and the Escrow Agent shall promptly destroy the certificates representing such Founders’ Units.

3.2. Duties; Definition of Business Combination. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3. For purposes of this Agreement, (i) a “Business Combination” shall mean the acquisition of all or at least a majority of the equity interest in one or more operating businesses having its primary operations in Asia through a merger, capital stock exchange, asset acquisition, stock purchase, or other similar transaction, including obtaining a majority interest through contractual arrangements. A “Business Combination” will only involve a transaction whereby any business or businesses which the Company acquires are neither investment companies nor companies excluded from the definition of investment company by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, or the Investment Company Act.

4. Rights of Initial Holders in Escrow Securities.

4.1. Voting Rights as a Shareholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Holders shall retain all of their rights as shareholders of the Company during the Escrow Period, including, without limitation, the right to vote the Ordinary Shares underlying the Founder’s Units.

4.2. Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Initial Holders, but all dividends payable in share or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Securities” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3. Restrictions on Transfer. During the applicable Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) by gift to an affiliate or a member of the Initial Holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the Initial Holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any Initial Holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter (as described in Section 4.4 hereof) signed by the Initial Holder transferring the Escrow Securities. During the Escrow Period, no Initial Holder shall pledge or grant a security interest in its Escrow Securities or grant a security interest in its rights under this Agreement.

4.4. Insider Letters. Each of the Initial Holders has executed a letter agreement with UBS and the Company, dated as indicated on Schedule A hereto (“Insider Letter”), and which is filed as an exhibit to the Company’s Registration Statement on Form F-1, Registration No. 333-148549, with respect to the Units to be issued in the Public Offering (the “Registration Statement”), respecting the rights and obligations of such Initial Holder in certain events, including but not limited to the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder as set forth on Exhibit A hereto. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, reasonable counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company and approved by UBS, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it deems appropriate.

5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Initial Holders, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7. Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York (each, a “New York court”), and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2. Third-Party Beneficiaries. Each of the Initial Holders hereby acknowledges that UBS is a third-party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of UBS.

6.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

If to the Company, to:

ASM Acquisition Company Limited
Unit 601-2, 6th Floor
St. George’s Building
2 Ice House Street
Central, Hong Kong
Attn: Eugene Tan, Chief Executive Officer

If to an Initial Holder, to its address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
[Address]
Attn: [___________]

A copy of any notice sent hereunder shall be sent to (but which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.

and:
UBS Investment Bank
299 Park Avenue
New York, NY 10171
Attn:  [___________]

and:

Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019-6131
Attn: Alejandro E. Camacho, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Registration Statement.

6.8. Waiver. Notwithstanding anything herein to the contrary, the Escrow Agent hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Continental Stock Transfer & Trust Company, as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6.9. Counterparts. This Agreement may be executed in several counterparts each one of which shall constitute an original and may be delivered by facsimile transmission and together shall constitute one instrument.

- Signature page of the Company immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

ASM ACQUISITION COMPANY LIMITED By: _________________________________________________ Eugene Tan, Chief Executive Officer

- Signature page of Initial Holders immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

INITIAL HOLDERS:

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

- Signature page of Escrow Agent immediately follows -

WITNESS the execution of this Agreement as of the date first above written.

Continental Stock Transfer & Trust Company, as Escrow Agent By:________________________________ Name: Title:

SCHEDULE A

Name and Address of Initial Holder	Number of Insider Warrants	Number of Founders’ Units	Date of Insider Letter

EXHIBIT A

Escrow Agent Fees